                                                                   EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 15, 2000, March 9, 2001, and February 8, 2002 for the SBC Domestic Wireless Group, the BellSouth Domestic Wireless Group and Cingular Wireless LLC, respectively, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-81342) and related Prospectus of Cingular Wireless LLC for the registration of its Senior Notes dated April 24, 2002.

                                    /s/ Ernst & Young LLP


Atlanta, Georgia
April 22, 2002